UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011
___________

CITIZENS BANCORP OF VIRGINIA, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Citizens Bancorp of Virginia, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 26, 2011 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected eleven directors to serve for one-year terms and ratified the Company’s appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2011.  The voting results for each proposal are as follows:

1.	To elect eleven directors to serve for terms of one year each expiring at the 2012 annual meeting of shareholders

	For	Withheld	Broker Non-Vote
Frank P. Beale	1,426,913	69,676	231,144
Joseph D. Borgerding	1,475,863	20,726	231,144
William D. Coleburn	1,423,113	73,476	231,144
Roy C. Jenkins, Jr.	1,468,438	28,151	231,144
Joseph F. Morrissette	1,459,988	36,601	231,144
E. Walter Newman, Jr.	1,383,853	112,736	231,144
Charles F. Parker, Jr.	1,384,353	112,236	231,144
Timothy R. Tharpe	1,382,353	114,236	231,144
Jo Anne Scott Webb	1,475,668	20,921	231,144
Samuel H. West	1,434,513	62,076	231,144
Jerome A. Wilson III	1,474,788	21,801	231,144

2.	To ratify the Board of Directors’ selection of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the books and accounts of the Company forfiscal year 2011.

For	Against	Abstain
1,704,938	8,800	13,995

Item 8.01	Other Events.

On May 27, 2011, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated May 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.
(Registrant)

Date: May 27, 2011	By:	/s/ Ronald E. Baron
Ronald E. Baron
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 27, 2011.